Exhibit 24(b)(3)(l):  Amendment No. 3, effective as of April 1, 2015, to the Intercompany Agreement dated as of December 22, 2010 by and between Directed Services LLC and Voya Insurance and Annuity Company.

Amendment No. 3 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 3, effective as of April 01, 2015, amends the Intercompany Agreement, dated as of December 22, 2010, as amended (the “Agreement”), by and between Directed Services LLC (“DSL”) and Voya Insurance and Annuity Company (“VIAC”).

W I T N E S S E T H

WHEREAS, DSL is an investment adviser for certain U.S. registered investment companies (“Funds”) and a registered broker-dealer distributing variable insurance contracts; and

WHEREAS, VIAC is an insurance company which offers a variety of insurance products, including variable annuities; Funds advised by DSL are made available through sub-accounts to purchasers of these insurance products; and

            WHEREAS, DSL pays to VIAC  the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the Funds by VIAC and by VIAC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, the parties desire to clarify the Agreement by replacing Schedule A; and

NOW, THEREFORE, the parties agree as follows:

1.                  Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Amended Schedule A.

2.                  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.                  This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.                  In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed as of the day and year first above written.

DIRECTED SERVICES LLC	VOYA INSURANCE AND ANNUITY COMPANY
By: /s/ Shawn P. Mathews	By: /s/ Lisa Gilarde
Name: Shawn P. Mathews	Name: Lisa Gilarde
Title: _______________________________	Title: Vice President

Amended Schedule A

This Schedule is effective as of April 1, 2015.

As described in Section 1 VIAC shall be paid at the rates set forth immediately below. In the case of funds of funds, payments will apply to the shares of the fund of funds held directly at the rate specified and will also apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• Voya Insurance and Annuity Company "Equifund" Retirement Plan
• Voya Financial Savings Plan & ESOP
• The 401(k) Plan for Voya Retirement Insurance and Annuity Company Agents
• Voya Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate

VPI Portfolios	Voya Aggregate Bond Portfolio	X.XXX%
VPI Portfolios	VY® American Century Small-Mid Cap Value Portfolio	X.XXX%
VPI Portfolios	VY® Baron Growth Portfolio	X.XXX%
VIT Portfolios	VY® BlackRock Inflation Protected Bond Portfolio	X.XXX%
VIT Portfolios	VY® Clarion Real Estate Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Contrarian Core Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Small Cap Value II Portfolio	X.XXX%
Funds of Funds	VY® DFA World Equity Portfolio	X.XXX%
Fidelity Feeder	VY® Fidelity® VIP Contrafund® Portfolio	X.XXX%
Fidelity Feeder	VY® Fidelity® VIP Equity-Income Portfolio	X.XXX%
Fidelity Feeder	VY® Fidelity® VIP Mid Cap Portfolio	X.XXX%
VIT Portfolios	VY® FMRsm Diversified Mid Cap Portfolio	X.XXX%
VIT Portfolios	VY® Franklin Income Portfolio	X.XXX%
VIT Portfolios	VY® Franklin Mutual Shares Portfolio	X.XXX%
Funds of Funds	VY® Franklin Templeton Founding Strategy Portfolio	X.XXX%
VIM Fixed	Voya Global Bond Portfolio	X.XXX%
VIM Equity/Balanced	Voya Global Resources Portfolio	X.XXX%
VIT Portfolios	Voya High Yield Portfolio	X.XXX%
Funds of Funds	Voya Index Solution Portfolios	X.XXX%
VPI Portfolios	VY® Invesco Comstock Portfolio	X.XXX%
VPI Portfolios	VY® Invesco Equity and Income Portfolio	X.XXX%
VIT Portfolios	VY® Invesco Growth and Income Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Emerging Markets Equity Portfolio	X.XXX%
VPI Portfolios	VY® JPMorgan Mid Cap Value Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Small Cap Core Equity Portfolio	X.XXX%
VIM Equity/Balanced	Voya Large Cap Growth Portfolio	X.XXX%
VIM Equity/Balanced	Voya Large Cap Value Portfolio	X.XXX%
VIM Fixed	Voya Limited Maturity Bond Portfolio	X.XXX%
VIM Fixed	Voya Liquid Assets Portfolio	X.XXX%
VIT Portfolios	VY® Morgan Stanley Global Franchise Portfolio	X.XXX%
VIT Portfolios	Voya Multi-Manager Large Cap Core Portfolio	X.XXX%
VPI Portfolios	VY® Oppenheimer Global Portfolio	X.XXX%
VPI Portfolios	VY® Pioneer High Yield Portfolio	X.XXX%
Funds of Funds	Voya Retirement Portfolios	X.XXX%
Funds of Funds	Voya Solution Portfolios	X.XXX%
VIT Portfolios	VY® T. Rowe Price Capital Appreciation Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price Equity Income Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Growth Equity Portfolio	X.XXX%
VIT Portfolios	VY T. Rowe Price International Stock Portfolio	X.XXX%
VPI Portfolios	VY® Templeton Foreign Equity Portfolio	X.XXX%
VIT Portfolios	VY® Templeton Global Growth Portfolio	X.XXX%
VIM Equity/Balanced	Voya U.S. Stock Index Portfolio	X.XXX%